UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1300 Seaport Blvd, Suite 500
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On March 2, 2022, C3.ai, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal third quarter ended January 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On February 25, 2022, Adeel Manzoor resigned from his position with the Company effective February 28, 2022 (the “Separation Date”). Mr. Manzoor entered into an agreement (the “Separation Agreement”) with the Company regarding his separation from the Company whereby he received (a) all accrued salary earned through the Separation Date and (b) repayment forgiveness in connection with his signing bonus. The Separation Agreement contains a mutual non-disparagement obligation and a standard release of claims on the part of Mr. Manzoor.

The foregoing description is qualified in its entirety by reference to the Separation Agreement with the Company, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022.

Appointment of Chief Financial Officer

On March 1, 2022, Juho Parkkinen was appointed as the Company's Senior Vice President and Chief Financial Officer, effective as of the same date. In this position, Mr. Parkkinen will succeed Adeel Manzoor as the Company’s principal financial officer.

Mr. Parkkinen, age 37, has served as the Company’s principal accounting officer since December 2021. From February 2021 to December 2021, Mr. Parkkinen served as the Company's Vice President and Corporate Controller. From March 2017 to January 2021, Mr. Parkkinen held various positions in the financial reporting group at MongoDB, Inc., a software company, most recently serving as its Senior Director and Assistant Corporate Controller. From September 2009 to February 2017, Mr. Parkkinen held positions at Ernst & Young. Mr. Parkkinen holds a B.S. in Business with an emphasis in Accounting and Mathematics from Santa Clara University and is a Certified Public Accountant in the State of California.

In connection with his appointment as the Company’s Chief Financial Officer, the Company and Mr. Parkkinen have entered into a new offer letter (the “Offer Letter”), pursuant to which Mr. Parkkinen will receive an annual base salary of $375,000 and will have a target bonus opportunity of 50% of his base salary. In addition, Mr. Parkkinen also received an additional award under the C3.ai, Inc. 2020 Equity Incentive Plan of 120,000 restricted stock units and options to purchase 170,000 shares of the Company’s Class A common stock. The restricted stock units and options will vest on a quarterly and monthly vesting schedules, as applicable, subject to acceleration in certain events as described in the Offer Letter. Mr. Parkkinen was previously awarded 60,000 restricted stock units and options to purchase 100,000 shares of the Company’s Class A common stock in connection with his prior roles with the Company.

There are no arrangements or understandings between Mr. Parkkinen and any person pursuant to which he was appointed as the Chief Financial Officer of the Company. Mr. Parkkinen does not have a family relationship with any of the executive officers or directors of the Company. There are no transactions in which Mr. Parkkinen had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Offer Letter by and between the Registrant and Juho Parkkinen, dated March 1, 2022.
99.1	Press Release dated March 2, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: March 2, 2022
	By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer and Chairman of the Board of Directors